UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General. As previously reported in a Form 8-K filed on November 20, 2006 with the Securities and Exchange Commission (the “Commission”), Constellation Energy Partners LLC (the “Company”) entered into an underwriting agreement on November 14, 2006 (the “Underwriting Agreement”) with Robinson’s Bend Production II, LLC (“RB Production”), Robinson’s Bend Operating II, LLC (“RB Operating”), Robinson’s Bend Marketing II, LLC (“RB Marketing”) and Constellation Energy Commodities Group, Inc. (“CCG”), and Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC and Scotia Capital (USA) Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 4,500,000 common units representing Class B limited liability company interests in the Company (“Common Units”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 675,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Company. The Underwriters have given the Company notice of their exercise of the option. The Company expects the closing for the sale of the Common Units underlying the option to occur on or about November 28, 2006.

The Offering was consummated on November 20, 2006. The proceeds (net of underwriting discounts) received by the Company (before expenses) were approximately $88.1 million. The Company also received (i) $8.0 million from Constellation Holdings, Inc. (“CHI”) in exchange for all of the Company’s Class D limited liability company interests and (ii) $30.0 million from borrowings under its new reserve-based credit facility. As described in the Company’s final prospectus (the “Prospectus”) dated November 15, 2006 (File No. 333-134995) and filed on November 15, 2006 with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Company has or will use the net proceeds of the Offering to: (i) pay offering expenses estimated to be $3.0 million (excluding underwriting discounts and structuring fees and net of a reimbursement for certain expenses received from the Underwriters); (ii) provide $3.9 million of additional working capital; (iii) distribute $111.0 million to Constellation Energy Partners Holdings, LLC (“CEPH”) as reimbursement for capital expenditures incurred by CCG prior to the Offering; and (iv) reduce the Company’s borrowing under its new reserve-based credit facility by $8.0 million.

Omnibus Agreement. On November 20, 2006, in connection with the closing of the Offering, the Company, RB Production, RB Operating, RB Marketing and CCG entered into an omnibus agreement (the “Omnibus Agreement”). As described in the Prospectus, pursuant to the Omnibus Agreement, CCG will indemnify the Company, RB Production, RB Operating and RB Marketing after the closing of the Offering against certain liabilities relating to:

(i) for a period of six years and 30 days after the closing of the Offering, any of the Company’s income tax liabilities, or any income tax liability attributable to the Company’s operation of its properties, in each case relating to periods prior to the closing of the Offering;

(ii) legal actions pending against Constellation Energy Group, Inc. (“Constellation”) or the Company at the time of the closing of the Offering;

(iii) events and conditions associated with the ownership by Constellation or its affiliates of the undivided mineral interest in certain properties in the Robinson’s Bend Field for depths below 100 feet below the base of the lowest producing coal seam after the closing of the Offering; and

(iv) for a period of one year after the closing of the Offering, any miscalculation in the amount payable to Torch Energy Royalty Trust in respect of its non-operating net profits interest for any period prior to the closing of the Offering, provided (i) that such miscalculation relates to amount(s) payable no more than four years prior to the closing of the Offering and (ii) the aggregate amount payable by CCG pursuant to this paragraph does not exceed $500,000.

A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Management Services Agreement. On November 20, 2006, in connection with the closing of the Offering, the Company and Constellation Energy Partners Management, LLC (“CEPM”) entered into a management services agreement (the “Management Services Agreement”). As more fully described in the Prospectus, the Management Services Agreement will govern the Company’s relationship with CEPM regarding the following matters:

(i) CEPM’s provision to the Company of certain supervisory and management services, including financial, acquisition and hedging and other risk management services; and

(ii) reimbursement of supervisory and management costs incurred by CEPM in performing services for the Company.

A copy of the Management Services Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Trademark License. On November 20, 2006, in connection with the closing of the Offering, the Company and Constellation entered into a trademark license agreement (the “Trademark License”). Pursuant to the Trademark License, Constellation has granted a limited license to the Company for the use of certain trademarks in connection with the Company’s business. The license will terminate upon the elimination of the right of the holder or holders of the Company’s Class A limited liability company interests (the “Class A Units”) to elect two managers to the Company’s board of managers pursuant to the Company’s limited liability company agreement. Constellation will indemnify the Company from any third-party claims alleging trademark infringement that may arise out of the Company’s use of the Constellation trademarks under the license. A copy of the Trademark License is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Relationships. Each of CCG, CEPM, the Company, RB Production, RB Marketing and RB Operating are direct or indirect subsidiaries of Constellation. As a result, certain individuals, including officers and directors of the Company, serve as officers and/or directors of more than one of such entities. As described above, (i) each of CCG, the Company, RB Production, RB Marketing and RB Operating is party to the Underwriting Agreement and the Omnibus Agreement, (ii) each of the Company and CEPM is party to the Management Services Agreement and (iii) each of Constellation and the Company is party to the Trademark License.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the consummation of the transactions contemplated by the Underwriting Agreement, on the closing date, the Company issued (i) 6,593,894 Common Units, 226,406 Class A Units and all of the Company’s Class C limited liability company interests to CEPH in a conversion of CEPH’s existing 100% membership interest in the Company and (ii) all of the Company’s Class D limited liability company interests to CHI in exchange for a contribution of $8.0 million from CHI.

The transaction involving the sale of the Company’s Class D limited liability company interests was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Company believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described in the Prospectus, on November 20, 2006, the Company amended and restated its Operating Agreement (the “Amended LLC Agreement”) in connection with the closing of the Offering. A description of the Amended LLC Agreement is contained in the section entitled “The Limited Liability Company Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Amended LLC Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 20, 2006, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor is it subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Act.

Certain matters discussed in this current report on Form 8-K, including the press release furnished hereto, excluding historical information, might contain forward-looking statements – statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on the Company’s intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause the Company’s actual results to differ materially from the results expressed or implied in any forward-looking statements. The events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in the Company’s Prospectus available from the Company’s offices or from the Company’s website at www.constellationenergypartners.com.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC.

Exhibit 10.1	Omnibus Agreement, dated November 20, 2006, among Constellation Energy Partners LLC, Constellation Energy Commodities Group, Inc., Robinson’s Bend Production II, LLC, Robinson’s Bend Marketing II, LLC and Robinson’s Bend Operating II, LLC.

Exhibit 10.2	Management Services Agreement, dated November 20, 2006, between Constellation Energy Partners LLC and Constellation Energy Partners Management, LLC.

Exhibit 10.3	Trademark License Agreement, dated November 20, 2006, between Constellation Energy Partners LLC and Constellation Energy Group, Inc.

Exhibit 99.1	Press release dated November 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: November 27, 2006	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC.

Exhibit 10.1	Omnibus Agreement, dated November 20, 2006, among Constellation Energy Partners LLC, Constellation Energy Commodities Group, Inc., Robinson’s Bend Production II, LLC, Robinson’s Bend Marketing II, LLC and Robinson’s Bend Operating II, LLC.

Exhibit 10.2	Management Services Agreement, dated November 20, 2006, between Constellation Energy Partners LLC and Constellation Energy Partners Management, LLC.

Exhibit 10.3	Trademark License Agreement, dated November 20, 2006, between Constellation Energy Partners LLC and Constellation Energy Group, Inc.

Exhibit 99.1	Press release dated November 20, 2006.